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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement. This Proxy Statement is filed as an amendment to the Definitive Proxy Statement filed by TenFold Corporation on April 30, 2002.
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TENFOLD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2002 Notice of Annual Stockholders
Meeting and Proxy Statement

TenFold Corporation

Table of Contents

Notice of 2002 Annual Meeting of Stockholders
Solicitation of Proxies and Record Date
Questions & Answers
Proposals To Be Voted On
1. Election of Directors
2. Ratification of Selection of Independent Auditors
3. Approval of the 1999 Stock Plan
4. Other Business
The Board of Directors
Board and Committee Meetings
Director Compensation
Common Stock Ownership of Certain Beneficial Owners and Management
Stock Performance Graph
Fees Billed For Services Rendered by KPMG LLP
Report of the Audit Committee of the Board of Directors
Report of the Compensation Committee of the Board of Directors
Employment and Severance Agreements
Summary Compensation Table
Option Grants
Options Exercised
Equity Compensation Plan Information
Certain Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals for the 2003 Annual Meeting
Requests for Form 10-K
Other Matters
Appendix A

May 10, 2002

Dear fellow stockholders:

We cordially invite you to attend our 2002 Annual Meeting of Stockholders. We will hold the meeting on Wednesday, June 19, 2002, at 10:30 a.m. local time at the Marriott Courtyard Hotel in Sandy, Utah.

At the meeting, we will elect three directors, ratify our selection of independent auditors, and approve our 1999 Stock Plan. The Board recommends that you vote FOR the nominees for directors, FOR ratification of the selection of independent auditors, and FOR approval of our 1999 Stock Plan. We will also report on our performance in 2001 and answer your questions.

Thank you for your interest in TenFold Corporation. We look forward to seeing you at the meeting.

Sincerely,

Nancy Harvey
President and Chief Executive Officer

TenFold Corporation

Notice of 2002 Annual Meeting of Stockholders

The 2002 Annual Meeting of Stockholders of TenFold Corporation will be held on Wednesday, June 19, 2002, at 10:30 a.m. local time at the Marriott Courtyard Hotel located at 10701 South Holiday Park Drive, Sandy, Utah 84070 for the following purposes:

  1.
  To elect three directors to hold office until the 2004 Annual Meeting of Stockholders;

  2.
  To ratify the selection of KPMG LLP as TenFold's independent auditors for the fiscal year ending December 31, 2002;

  3.
  To approve the 1999 Stock Plan; and

  4.
  To transact other business properly coming before the meeting.

Stockholders owning common stock of TenFold Corporation at the close of business on May 2, 2002, are entitled to notice of and to vote at the meeting. A complete list of these stockholders will be available at our principal executive offices before the meeting. Until May 13, 2002, our principal executive offices are located at 180 West Election Road, Draper, Utah, 84020. After May 13, 2002, our principal executive offices are located at 698 West 10000 South, South Jordan, Utah 84095.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Jonathan E. Johnson III
Corporate Secretary
May 10, 2002
Draper, Utah

TenFold Corporation Proxy Statement

For the Annual Meeting to be Held June 19, 2002

Solicitation of Proxies and Record Date

Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Board set May 2, 2002, as the record date for the Annual Meeting. Stockholders who own Common Stock of TenFold on that date are entitled to notice of and to vote at the Annual Meeting, with each share entitled to one vote. There were 37,283,580 shares of common stock of TenFold outstanding on May 2, 2002.

We will mail voting materials, which include this proxy statement, a proxy card, and TenFold's 2001 Annual Report on Form 10-K to our stockholders on or about May 10, 2002. You should not consider any of these voting materials to be materials for soliciting the purchase or sale of stock of TenFold.

In this proxy statement:

  •
  "Annual Meeting" or "Meeting" means the 2002 Annual Meeting of Stockholders of TenFold Corporation;
  •
  "Board of Directors" or "Board" means the Board of Directors of TenFold Corporation;
  •
  "SEC" means the Securities and Exchange Commission; and
  •
  "We," the "Company," and "TenFold" mean TenFold Corporation.

Questions & Answers

Q:
When and where is the Annual Meeting?

A:
TenFold's Annual Meeting of Stockholders is being held on Wednesday, June 19, 2002, at 10:30 a.m. local time at the Marriott Courtyard Hotel located at 10701 South Holiday Park Drive, Sandy, Utah 84070 (Tel: 801-571-3600, Fax: 801-572-1383).

Q:
Do I need a ticket to attend the Annual Meeting?

A:
No, you will not need a ticket to attend, but you may be requested to show identification.

Q:
Why am I receiving this proxy statement and a proxy card?

A:
You are receiving this proxy statement and a proxy card from us because you owned shares of common stock of TenFold on May 2, 2002, the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

  When you sign the proxy card, you appoint Nancy M. Harvey and Jonathan E. Johnson III as your representatives at the Annual Meeting. Ms. Harvey and Mr. Johnson will vote your shares as you have instructed them on the proxy card at the Meeting. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is a good idea to complete, sign, and return your proxy card in advance of the Meeting just in case your plans change. You can always vote in person at the Meeting, even if you have already sent in your proxy card.

  If an issue comes up for a vote at the Meeting that is not on the proxy card, Ms. Harvey and Mr. Johnson will vote your shares, under your proxy, in accordance with their best judgment.

Q:
What am I voting on?

A:
You are being asked to vote on:

•
The election of three nominees to serve on our Board of Directors until our 2004 Annual Meeting of Stockholders (Nancy M. Harvey, Robert W. Felton, and Ralph W. Hardy, Jr.);

•
The ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002; and

•
Approval of the 1999 Stock Plan.

Q:
How do I vote?

A:
There are two ways you may vote (please also see detailed instructions on your proxy card):

•
Mail in your completed, signed, and dated proxy card.

  If you return a signed card but do not provide voting instructions, your shares will be voted FOR the three named nominees, FOR ratification of the auditors, and FOR approval of the 1999 Stock Plan.

  OR

  •
  Vote in person by attending our Annual Meeting.

  We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Meeting. Holding shares in street name means your TenFold shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

Q:
What does it mean if I receive more than one proxy card?

A:
It means that you have multiple accounts at the transfer agent or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:
What if I change my mind after I return my proxy card?

A:
You may revoke your proxy (cancel it) and change your vote at any time prior to the voting at the Annual Meeting by written notice to TenFold's Corporate Secretary. The address for TenFold's Corporate Secretary until May 13, 2002, is 180 West Election Road, Suite 100, Draper,

UT 84020. After May 13, 2002, the address for TenFold's Corporate Secretary is 698 West 10000 South, South Jordan, Utah 84095.

  You may also do this by:

  •
  Signing another proxy card with a later date; or

  •
  Voting in person at the Meeting.

Q:
Will my shares be voted if I do not sign and return my proxy card?

A:
If your shares are held in street name, your brokerage firm may either vote your shares on routine matters, such as election of directors and ratification of independent auditors, or leave your shares un-voted. Your brokerage firm may not vote on non-routine matters, such as a proposal submitted by a stockholder and approval of the 1999 Stock Plan.

  We encourage you to provide instructions to your brokerage firm by completing the proxy that they send to you. This ensures your shares will be voted at the Meeting.

Q:
How are abstentions counted?

A:
Abstentions are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Q:
What is a "broker non-vote?"

A:
Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of independent auditors), but not on non-routine matters (such as a proposal submitted by a stockholder and approval of the 1999 Stock Plan). If the proposals to be acted upon at the Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" the routine matters, but expressly states that the broker is NOT voting on non-routine matters. The vote with respect to the shareholder proposal in this case is known as a broker non-vote.

Q:
How are broker non-votes counted?

A:
Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

Q:
What is a "quorum"?

A:
A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding on May 2, 2002, the record date. All completed and signed proxy cards, regardless of the manner voted, will be counted toward the quorum.

Q:
How many shares are outstanding and how many votes can they cast?

A:
As of May 2, 2002, 37,283,580 shares of common stock were outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters covered in this proxy statement.

Q:
What is the required vote for a proposal to pass?

A:
Assuming a quorum is present, the three nominees for election as directors at the Annual Meeting receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of TenFold. The ratification of the independent auditors and approval of the 1999 Stock Plan will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Q:
Where do I find the voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2002. We will file that report with the Securities and Exchange Commission, and you can obtain a copy by contacting our Investor Relations Department at (801) 495-1010 or the Securities and Exchange Commission (call (800) SEC-0330 for the location of the nearest public reference room), or on the Internet through the EDGAR system at www.sec.gov.

Q:
Who is soliciting my vote?

A:
TenFold is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, proxies may be solicited by our directors, officers, and other employees by telephone, Internet, in person, or otherwise. Such person will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and TenFold's transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have not retained the services of a proxy solicitor.

Q:
Where are the Company's principal executive offices located?

A:
Until May 13, 2002, TenFold's principal executive offices are located at 180 West Election Road, Draper, Utah 84020 (Tel 801-495-1010, Fax 801-495-0353). After May 13, 2002, TenFold's principal executive offices are located at 698 West 10000 South, South Jordan, Utah 84095 (Tel 801-495-1010, Fax 801-495-0353).

Proposals To Be Voted On

1.    Election of Directors

        Under TenFold's Certificate of Incorporation, the Board of Directors is divided into two classes, with staggered two-year terms. The Class I directors, whose terms expire at TenFold's 2002 Annual Meeting of Stockholders, are Nancy M. Harvey, Robert W. Felton, and Ralph W. Hardy, Jr. The Class I directors are nominees for re-election at the Annual Meeting. Each has consented to serve an additional two-year term. Stockholders elect only one class of directors at each annual meeting, with the other class continuing for the remainder of its respective two-year term. See "The Board of Directors" section below.

The Board recommends a vote FOR Ms. Harvey and Messrs. Felton and Hardy.

2.    Ratification of Selection of Independent Auditors

        KPMG LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board of Directors to continue as TenFold's independent auditors for the fiscal year ending December 31, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

A representative of KMPG LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board recommends a vote FOR ratification of the selection of KPMG LLP as independent auditors of TenFold for the fiscal year ending December 31, 2002.

3.    Approval of the 1999 Stock Plan

        At the Annual Meeting, the Company's stockholders are being asked to approve the Company's 1999 Stock Plan. This approval is being sought in order to ensure that the Company will continue to be eligible to deduct the maximum amount of compensation relating to plan awards granted to our named executive officers (those individuals listed in our Summary Compensation Table in this proxy statement and in proxy statements the Company files in the future) under applicable tax rules. We are not seeking approval to add shares to the 1999 Stock Plan, nor are we amending any substantive provisions of the 1999 Stock Plan.

The following is a summary of principal features of the 1999 Stock Plan. This summary, however, does not purport to be a complete description of all provisions of the 1999 Stock Plan. Any stockholder of the Company who wishes to obtain a copy of the 1999 Stock Plan may do so upon written request to the Company Secretary at the Company's principal offices at the applicable address listed above.

Reason for Seeking Stockholder Approval of Plan

The Company is seeking stockholder approval of the 1999 Stock Plan in order to ensure that the Company will continue to be eligible to deduct the maximum amount of compensation relating to plan awards granted to our named executive officers. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly-held companies generally may not deduct compensation paid to a named executive officer to the extent that the amount of the individual's compensation for a taxable year exceeds $1 million. There is an exception to this general deduction-disallowance rule for compensation that is "performance-based." Compensation relating to stock options and other stock awards can fit within this "performance-based" exception if the plan and awards meet certain requirements, including a requirement that the plan and certain of its terms (including the annual limitation on plan awards described in "Limits on Plan Awards" below) are approved by the Company's stockholders.

Because the amount of compensation relating to stock options and other stock awards depends upon the fair market value of our common stock on the date an employee exercises an option (or in certain cases on the date on which the employee becomes substantially vested in shares underlying an award) relative to the option exercise price, we cannot predict the amount of compensation that any individual will receive in the future in connection with awards made or to be made under the 1999 Stock Plan. The Company seeks stockholder approval of the 1999 Stock Plan in order to be able to deduct, to the maximum extent permissible under applicable tax rules, compensation amounts relating to the plan awards that, together with other compensation paid to an individual during a tax year, might exceed the $1 million threshold. The Company believes that continuing to be eligible to deduct such amounts is an appropriate corporate objective and intends, to the extent reasonable and practicable, to take such action as is necessary to deduct any compensation amounts permitted by applicable law.

To the extent that the stockholders do not approve the 1999 Stock Plan as requested, the 1999 Stock Plan will continued in force and the Company will continue to grant awards under the 1999 Stock Plan until the 1999 Stock Plan terminates (see "Amendment and Termination" section below); however, the Company's ability to deduct compensation amounts related to plan awards granted to our named executive officers may be limited under Code Section 162(m).

General Plan Information

The Company's 1999 Stock Plan was approved and adopted by the Board of Directors on March 2, 1999, and was approved by the Company's stockholders on March 29, 1999, before the Company's initial public offering of its common stock in May 1999. The plan reserves 9,500,000 shares of common stock for issuance upon exercise of plan awards, plus an automatic annual increase to the number of shares available under the plan on the first day of each of the Company's fiscal years beginning in 2003 and 2004 equal to the lesser of 1,000,000 shares, 3% of the outstanding common stock on the last day of the immediately preceding fiscal year, or a lesser number of shares as the Board of Directors shall determine.

The 1999 Stock Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Code and for the granting of nonstatutory stock options to employees, consultants, and directors. See "United States Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. Although the 1999 Stock Plan permits granting of incentive stock options, the Company has primarily granted nonstatutory stock options to employees.

As of March 31, 2002, 26,315 shares had been issued upon exercise of options granted under the 1999 Stock Plan, options to purchase 6,403,380 shares were outstanding, and 3,070,305 shares remained available for future grant. The following table sets forth information with respect to the stock options granted to the Named Executive Officers (those individuals listed in our Summary Compensation Table in this proxy statement), all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group under the 1999 Stock Plan as of March 31, 2002. Additional information about the Company's option grants made to and options held by our named executive officers may be found in the Summary Compensation Table, the Option Grants table, and the Options Exercised table of this and our prior years' proxy statements.

Name	Number of Shares Subject to Options Granted under the 1999 Stock Plan	Weighted Average Exercise Price Per Share
Nancy M. Harvey	2,300,000	$1.60
Gary D. Kennedy	–	–
Jeffrey L. Walker	–	–
Jonathan E. Johnson III	50,000	$5.00
Steven M. Salomon	–	–
Adam Slovik	1,500,000	$12.49
Donald R. Jefferis	50,000	$0.66
Sameer E. Shalaby	140,000	$49.00
All current executive officers as a group (6 persons)	2,745,000	$1.62
All directors who are not executive officers (3 persons)	40,000	$30.13
All employees and consultants (including all current officers who are not executive officers) as a group (98 persons)	3,192,400	$10.57

The 1999 Stock Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purpose of 1999 Stock Plan

The purposes of the 1999 Stock Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the employees and consultants of the Company, and to promote the success of the Company's business.

Administration

Our Board of Directors is responsible for administering our stock plans, including the 1999 Stock Plan. The Board has, however, delegated authority to administer the 1999 Stock Plan to the Compensation Committee. With respect to option grants to purchase up to 10,000 shares of common stock to any one employee, option grants may be approved by a separate committee of the Board consisting of the Company's Chief Executive Officer.

Eligibility

The 1999 Stock Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants of the Company (including non-employee directors). Incentive stock options may be granted only to employees. The administrator selects the optionees and determines the number of shares, the exercise price, the vesting, and other terms of each option granted under the 1999 Stock Plan. As of March 31, 2002, there are approximately 175 employees, officers, consultants, and directors eligible to participate in the 1999 Stock Plan.

Limits on Plan Awards

The 1999 Stock Plan provides that the maximum number of shares of common stock that may be subject to awards granted to any one employee under the 1999 Stock Plan during any fiscal year is 1,000,000 shares, subject to adjustment as provided in the 1999 Stock Plan in the event of stock splits, stock dividends, and similar capital transactions. This annual limitation on the number of shares that may be subject to any award made during any fiscal year is designed to comply with the Section 162(m) rules requiring that the plan include a limit on the number of shares that may be granted during a specified period.

The tax rules governing incentive stock options also impose a limit of $100,000 on the aggregate fair market value of shares (determined as of the option grant date) subject to all incentive stock options held by an individual that first become exercisable during any calendar year, with any excess option shares treated as nonstatutory stock options for federal income tax purposes.

Terms of Options

The terms of options granted under the 1999 Stock Plan are determined by the administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

        (a)    Exercise of the Option.    Generally, the optionee must earn the right to exercise the option by continuing to work for the Company, although the 1999 Stock Plan permits the grant of fully vested options. The administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, and by tendering payment of the purchase price to the Company. The 1999 Stock Plan provides that the types of consideration used to exercise plan awards may include cash, check, promissory note, other shares of stock owned by the optionee, or other consideration permitted by the administrator.

        (b)    Exercise Price.    The exercise price of options granted under the 1999 Stock Plan is determined by the administrator, and must be at least equal to the fair market value of the shares on the date of grant, in the case of incentive stock options, as determined by the administrator, based upon the closing price on the Nasdaq SmallCap Market on the date of grant. Incentive stock options granted to stockholders owning more than 10% of the total combined voting power of all classes of the Company's stock (such holders are referred to as "10% Stockholders") are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Nonstatutory stock options granted to a "covered employee" under Section 162(m) of the Code are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant. Subject to the above requirements, the administrator may grant options to participants having exercise prices that are less than fair market value of the stock on the date of grant.

        (c)    Termination of Employment.    If the optionee's employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 1999 Stock Plan may be exercised within three months (or such other period, not less than 30 days but in no event later than expiration of the option's term, as is determined by the administrator) after the date of such termination to the extent the option was vested on the date of such termination.

        (d)    Disability.    If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within 12 months (or such other period of time, but in no event later than expiration of the option's term, as is determined by the administrator) after the date of termination and may be exercised only to the extent the option was vested on the date of termination.

        (e)    Death.    If an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within twelve months after the date of death (or such other period of time, but in no event later than expiration of the option's term, as is determined by the administrator) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been vested in the option shares at the date of death.

        If an optionee should die within 30 days after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within 12 months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was vested in the option shares at the date of termination, but in no event may the option be exercised after its termination date.

        (f)    Option Termination Date.    Incentive stock options granted under the 1999 Stock Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10% Stockholders may not have a term of more than five years. Although nonstatutory stock options granted under the 1999 Stock Plan may have any term specified by the administrator, the applicable term is generally ten years.

        (g)    Nontransferability of Options.    Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. In the case of nonstatutory stock options, the administrator may in its discretion allow limited transferability of such options.

        (h)    Other Provisions.    The option agreement may contain such other terms, provisions, and conditions not inconsistent with the 1999 Stock Plan as may be determined by the administrator.

Stock Purchase Awards

The 1999 Stock Plan also permits the Company to issue stock purchase rights, giving the recipient the right to purchase stock subject to certain terms and conditions determined by the administrator and specified in an individual stock purchase agreement. To date, the Company has not granted any stock purchase rights under the 1999 Stock Plan. With respect to any stock purchase right granted, the administrator determines the number of shares, the purchase price, and the time within which the recipient must purchase the shares. The purchase price for the shares subject to an award may be any price determined appropriate by the administrator. Typically, the shares purchased upon exercise of a stock purchase right would be subject to vesting in that the purchase agreement would give the Company the right to repurchase any unvested shares from the recipient at the time the recipient's employment relationship with the Company terminated for any reason, although the 1999 Stock Plan allows the Company to issue fully vested stock purchase rights. The purchase of shares may be made with any form of consideration allowed by the administrator (the types of consideration permitted by the plan are described more fully in "Exercise of the Option" above).

Change of Control Provisions

In the event of a merger of the Company with or into another corporation or sale of substantially all of the Company's assets, we would expect that options and other outstanding awards under the 1999 Stock Plan would be assumed by our acquiror so that they would convert into awards to purchase acquiror stock (adjusted to reflect the terms of the transaction). If our acquiror did not agree to assume outstanding awards, then the vesting of such awards would accelerate, and any Company repurchase rights applicable to stock purchased upon exercise of stock purchase rights would lapse in full prior to the closing of the acquisition and unexercised awards would terminate upon the closing.

Adjustments Upon Changes in Capitalization

In the event any change, such as a stock split, reverse stock split, stock dividend, combination, or reclassification, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, and the annual Section 162(m) limitation on grants to employees, as well as the number of shares available for issuance under the 1999 Stock Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the administrator.

Amendment and Termination

The Board of Directors may at any time amend, alter, suspend, discontinue, or terminate the 1999 Stock Plan, but no amendment, alteration, suspension, discontinuance, or termination (except as otherwise provided in the 1999 Plan) shall be made that would materially and adversely affect the rights of any optionee under any outstanding stock option grant without his or her consent. Unless terminated earlier, the 1999 Stock Plan will terminate in March 2009.

United States Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1999 Stock Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, nor any gift, estate, or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisors concerning the tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the 1999 Stock Plan.

Options

The discussion below assumes that all options granted under the 1999 Stock Plan permit exercise only of vested option shares. Were the Company to grant options that permitted exercise of unvested option shares, the tax treatment of such options would differ from the following description.

U.S. Federal Income Tax Treatment of Incentive Stock Options.    Options granted under the 1999 Stock Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options, which will not qualify. If an option granted under the 1999 Stock Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below.) The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the common stock on the date of the option exercise or the sale price of the common stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum U.S. federal income tax rate on other income is 38.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

U.S. Federal Income Tax Treatment of Nonstatutory Stock Options.    All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary compensation income for tax purposes measured by the excess of the fair market value of the shares as of the exercise date over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings, or otherwise as permitted under the 1999 Stock Plan. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise. The Company is entitled to a deduction in the same amount and at the same time as the ordinary income recognized by the employee.

Alternative Minimum Tax Treatment of Incentive Stock Options.    The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference, less (iii) an exemption amount of $45,000 for joint returns (increased to $49,000 for tax years beginning in 2001-2004), $33,750 for unmarried individual returns (increased to $35,750 for tax years beginning in 2001-2004), and $22,500 in the case of married taxpayers filing separately (increased to $24,500 for tax years beginning in 2001-2004). These exemption amounts are phased out for upper income taxpayers. Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

Stock Purchase Rights

An employee who receives a restricted stock purchase right will not recognize any taxable income at the time he or she is granted such a right. Upon exercising such right and acquiring common stock, the employee's federal income tax consequences will depend on whether any of the common stock is subject to a right on the part of the Company to repurchase such shares prior to the employee's completion of a vesting period. If the common stock is not subject to such a Company repurchase right at the time of purchase, then the employee will recognize ordinary compensation income for tax purposes measured by the excess of the fair market value of the shares as of the purchase date over the purchase price. Upon the sale of such shares by the employee, any difference between the sale price and the fair market value of the shares as of the date of purchase will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date of purchase. The Company is entitled to a deduction in the same amount and at the same time as the ordinary income recognized by the employee.

If some or all of the shares are subject to a Company repurchase right at the time of purchase, then, unless the employee makes a Section 83(b) election within 30 days after the purchase date with respect to the shares subject to such Company repurchase right, the employee will recognize ordinary compensation income for tax purposes on each date when shares vest and the Company repurchase right with respect to such shares lapses equal to the excess of the fair market value of such shares as of such vesting date over the purchase price. In such event, upon the sale of such shares by the employee, any difference between the sale price and the fair market value of the shares as of the vesting date will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date they vested. If the employee does make a Section 83(b) election within 30 days after the purchase date, then the federal income tax consequences are the same as for shares that are not subject to a Company repurchase option as described in the preceding paragraph.

Amounts recognized as ordinary compensation income by an employee under either of the two alternatives set forth above are subject to income and employment tax withholding by the Company by payment in cash by the employee or out of the employee's current earnings, or otherwise as permitted under the 1999 Stock Plan.

Required Vote

The approval of the 1999 Stock Plan and the plan terms described above requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of the 1999 Stock Plan.

4.    Other Business

        The Board knows of no other business for consideration at the Meeting. If other matters are properly presented at the Meeting, or at any adjournment of the Meeting, Nancy M. Harvey and Jonathan E. Johnson III will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

The Board of Directors

The names of the Class I directors, each of whom is a nominee for director, their ages as of March 31, 2002, and certain other information about them are set forth below:

Name of Nominee	Age	Position with TenFold	Director Since

Nancy M. Harvey	48	President, Chief Executive Officer, and Director	2001

Robert W. Felton	63	Director	1997

Ralph W. Hardy, Jr.	61	Director	1998

Nancy M. Harvey joined TenFold in July 2000, and has served as President and Chief Executive Officer since January 2001. From July 2000 to December 2000, Ms. Harvey served as TenFold's Chief Operating Officer. Prior to joining TenFold, Ms. Harvey served in various capacities with Computer Science Corporation's ("CSC") Healthcare Group, a large-scale applications development, outsourcing and consulting company, including from 1999 to 2000 as Executive Vice President, from 1998 to 1999 as Chief of Staff and Acting Group Vice President of Finance and Administration, from 1997 to 1998 as a Vice President, and from 1995 to 1997 as a Principal of APM Management Consultants, a management consulting firm acquired in 1996 by CSC. From 1994 to 1995, Ms. Harvey was a Senior Manager with Ernst & Young, a public accounting firm. From 1990 to 1994, Ms. Harvey served as a Vice President of MacNeal Health Services Corporation, a regional health delivery system, and from 1987 to 1989, Ms. Harvey was a Division Director at MacNeal Health Services Corporation. Ms. Harvey holds a BS in biology and chemistry from the College of Creative Studies at the University of California at Santa Barbara, an MBA from the Wharton School of the University of Pennsylvania, a Ph.D. in chemical physics from the University of Minnesota, and was a post-doctoral fellow at the California Institute of Technology.

Robert W. Felton has served as a member of TenFold's Board of Directors since March 1997. Mr. Felton was the founder and has served as a member of the Board of Directors of Indus International, Inc., a software applications company, since its inception in 1988. From 1988 to January 1999, Mr. Felton served as Indus's Chairman, President, and Chief Executive Officer. Mr. Felton holds a BS in mechanical engineering from Cornell University and an MS in nuclear engineering from the University of Washington.

Ralph W. Hardy, Jr., has served as a member of TenFold's Board of Directors since February 1998. Mr. Hardy is a principal of First Media TF Holdings, LLC, a stockholder of TenFold, and is the principal operating officer, director, and a stockholder of First Media Corporation, a company which, through its subsidiaries, holds investments in broadcasting, telecommunications, and software companies, as well as in the three publicly-traded Marriott companies, and which is the ultimate parent of First Media TF Holdings, LLC. First Media Corporation is substantially owned by the Richard E. Marriott family of Washington, D.C. Mr. Hardy has served as a member of the law firm of Dow, Lohnes & Albertson PLLC since 1974. Mr. Hardy holds a BS in political science from the University of Utah and a JD from the University of California at Berkeley School of Law (Boalt Hall).

Ralph W. Hardy, Jr., is the maternal uncle of Jonathan E. Johnson III, an Executive Vice President and Chief Financial Officer of the Company.

The names of the Class II directors (who are not nominees for director at the Annual Meeting), their ages as of March 31, 2002, and certain other information about them are set forth below:

Name of Director	Age	Position with TenFold	Director Since

Jeffrey L. Walker	59	Chairman, Executive Vice President, and Chief Technology Officer	1993

Kay R. Whitmore	69	Director	1998

Jeffrey L. Walker founded TenFold in February 1993 and has served as its Chairman, Executive Vice President, and Chief Technology Officer since October 1996. From TenFold's inception to October 1996, Mr. Walker served as TenFold's Chairman, President, Chief Executive Officer, and Chief Technology Officer. Prior to founding TenFold, from 1991 to 1993, Mr. Walker was an independent consultant. From 1985 to 1991, Mr. Walker held several management positions at Oracle Corporation, including Executive Vice President from 1987 to 1991, General Manager Applications Division from 1985 to 1991, Chief Financial Officer from 1987 to 1991, and Senior Vice President of Marketing during 1986. Prior to joining Oracle, Mr. Walker founded and served as Chief Executive Officer of Walker Interactive Products, an application software company, from 1980 to 1985. Mr. Walker holds a BA in mathematics from Brown University.

Kay R. Whitmore has served as a member of TenFold's Board of Directors since February 1998. Mr. Whitmore served in various senior management capacities at Eastman Kodak, a consumer and commercial imaging products company, including Chairman, President, and Chief Executive Officer from 1990 to 1993, and President from 1983 to 1993. Mr. Whitmore is presently retired. Mr. Whitmore holds a BS in chemistry from the University of Utah and an MS in management science from the Sloan School of Management, Massachusetts Institute of Technology.

Board and Committee Meetings

The Board of Directors has an Audit Committee and a Compensation Committee, the functions of which are described in the table below.

The Board held 14 meetings in 2001, the Audit Committee held seven meetings in 2001, and the Compensation Committee held four meetings in 2001. The Board does not have a nominating committee or a committee serving a similar function.

Name of Committee and Members	Functions of the Committee

Audit • Kay R. Whitmore • Robert W. Felton • Ralph W. Hardy, Jr.	• Confers with independent accountants regarding the Company's financial policies.

•  Reviews reports of independent accountants.

•  Reviews annual audit plans of independent accountants.

•  Reviews recommendations about internal controls.

•  Approves selection of independent accountants.

Compensation • Robert W. Felton • Ralph W. Hardy, Jr.	• Determines the compensation of the Chief Executive Officer.

•  Reviews and approves senior management compensation plans and stock grants, and establishes performance goals.

•  Reviews and approves proposed stock option plan changes.

•  Approves compensation and stock grants intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m).

•  Reports results of each meeting to the Board of Directors.

The Board appointed Ralph W. Hardy, Jr., a member of the Audit Committee on March 18, 2002, to replace H. Raymond Bingham, who resigned as a director of the Company.

Director Compensation

We do not pay directors who are also officers of TenFold additional compensation for their service as directors except for reimbursement of reasonable travel expenses relating to attendance at board and committee meetings. Until June 12, 2001, compensation for non-employee directors included the following:

  •
  $2,000 for each board meeting attended.
  •
  $2,000 for each board committee meeting attended if not on the same day as a board meeting, in which case no additional compensation is paid.
  •
  $1,000 for each board meeting attended telephonically.
  •
  $1,000 for each board committee meeting attended telephonically if not on the same day as a board meeting, in which case no additional compensation is paid.
  •
  Expenses of attending board and committee meetings.

After June 12, 2001, Board members received no compensation for their attendance at Board meetings or Board Committee meetings, except that Board members were reimbursed for their expenses in attending such meetings.

Non-employee directors may participate in TenFold's stock plans. On September 18, 2001, TenFold granted (i) each of Robert W. Felton and Ralph W. Hardy, Jr., an option to purchase 100,000 shares of TenFold common stock at an exercise price of $0.79 per share, and (ii) Kay R. Whitmore an option to purchase 50,000 shares of TenFold common stock at an exercise price of $0.79 per share. Twenty-five percent of these options vest on September 18, 2002, and 6.25% of the remaining options vest quarterly thereafter. On November 13, 2001, TenFold granted Kay R. Whitmore an option to purchase 50,000 shares of TenFold common stock at an exercise price of $0.60 per share. Twenty-five percent of these options vest on November 13, 2002, and 6.25% of the remaining options vest quarterly thereafter.

Felton Enterprises, which is wholly owned by Mr. Felton, received in 2001 approximately $53,000 in consulting fees billed on an hourly basis for consulting services that Felton Enterprises provided to TenFold during 2001.

Compensation Committee Interlocks and Insider Participation

During 2001, Robert W. Felton and Ralph W. Hardy, Jr. (both non-employee directors) served as the sole members of the Compensation Committee. In addition, Nancy M. Harvey (current President and CEO) performed compensation committee functions as to non-executive and non-officer employees.

No member of the TenFold Board of Directors who performed Compensation Committee functions has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information that has been provided to TenFold with respect to beneficial ownership of shares of TenFold's Common Stock as of April 1, 2002, for (i) each person who is known by TenFold to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of TenFold, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement, and (iv) all directors and executive officers of TenFold as a group.

Name and Address (1)	Shares of Common Stock (2)		Options Exercisable (3)		Total	Percent of Common Stock (4)

Jeffrey L. & Cassandra M. Walker	13,634,800		–		13,634,800	36.6%

Nancy M. Harvey	816,250	(5)	1,310,000		2,126,250	5.5%

Gary D. Kennedy (6) 36 South State Street Suite 1400 Salt Lake City, UT 84111	3,915,290		–		3,915,290	10.5%

Walker Children's Trust (7)	3,769,800		–		3,769,800	10.1%

Ralph W. Hardy, Jr. (8) c/o First Media TF Holdings, LLC 11400 Skipwith Lane Potomac, MD 20854	3,344,330		–		3,344,330	9.0%

First Media TF Holdings, LLC 11400 Skipwith Lane Potomac, MD 20854	3,340,330		–		3,340,330	9.0%

Jonathan E. Johnson III (9)	282		116,688		116,970	*

Steven M. Salomon	–		–		0	*

Adam Slovik	271,435		638,000		909,435	2.4%

Donald R. Jefferis	3,000		50,000		53,000	*

Sameer E. Shalaby	3,022		0		3,022	*

Robert W. Felton	87,000		16,000		103,000	*

Kay R. Whitmore	14,500		29,000		43,500	*

All directors and executive officers as a group (13 persons)	22,116,678	(10)	2,179,188	(11)	24,295,866	61.6%

*
Less than one percent of the outstanding shares of TenFold Common Stock.

(1)
Except for Messrs. Jefferis and Shalaby, who no longer work for TenFold, and unless otherwise indicated, the address of each of the persons and entities listed in the table is the address of TenFold's principal executive offices. Until May 13, 2002, the address of TenFold's principal executive offices is 180 West Election Road, Draper, Utah 84020. After May 13, 2002, the address of TenFold's principal executive offices is 698 West 10000 South, South Jordan, Utah 84095.
(2)
The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
(3)
All options included are exercisable within 60 days after April 1, 2002.
(4)
Based on 37,283,580 shares of Common Stock outstanding as of April 1, 2002. In computing the percentage ownership by a person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable on or before May 31, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(5)
Includes 15,000 shares owned by Ms. Harvey's spouse. Ms. Harvey disclaims beneficial ownership of the 15,000 shares owned by her spouse.

(6)
Includes 143,594 shares owned by a limited liability company in which Mr. Kennedy is a co-managing member and as such exercises shared voting and investment power with respect to the shares. Mr. Kennedy disclaims beneficial ownership of the shares held by the limited liability company, except to the extent of his pecuniary interests in such shares. Information for Mr. Kennedy is to the best of TenFold's knowledge based on reports filed with the SEC and a resignation agreement between the Company and Mr. Kennedy.
(7)
The Walker Children's Trust is an irrevocable trust in which Mr. Walker, Mr. Walker's wife and Paul M. Ginsburg are co-trustees. Mr. Ginsburg has sole voting and investment power with respect to the shares of TenFold held by the trust.
(8)
Includes 3,340,330 shares held by First Media TF Holdings, LLC, a wholly owned subsidiary of First Media Corporation. Mr. Hardy is a principal of First Media TF Holdings, LLC, and an officer, director, and stockholder of First Media Corporation. Mr. Hardy disclaims beneficial ownership of the shares held by First Media TF Holdings, LLC, except to the extent of his pecuniary interest in such shares.
(9)
Fractional shares are rounded up to the nearest whole number.
(10)
Includes 143,594 shares held by entities affiliated with Mr. Kennedy as described in note (6) above. Includes 26,315 shares held by Michelle Moratti, Senior Vice President of Operations, and 454 shares held by Wynn Clayton, Chief Accounting Officer and Controller. Does not include 3,769,800 shares held by the Walker Children's Trust.
(11)
Includes 19,500 options held by Mr. Clayton that are exercisable on or before May 31, 2002.

Stock Performance Graph

The following graph compares the cumulative total stockholder return data for TenFold's common stock since May 20, 1999 (the date on which TenFold's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the NYSE/AMEX/Nasdaq U.S. Companies Index, and (ii) the Nasdaq Computer & Data Processing Stocks Index. The graph assumes that $100 was invested on May 20, 1999, the effective date of TenFold's initial public offering, and in each of the comparative indices. The graph further assumes that such amount was initially invested in Common Stock of TenFold at a per share price of $17.00, the price at which TenFold first offered such stock to the public, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
TenFold Corporation

Information presented is as of the last trading day of each month between the Company's initial public offering and December 31, 2001.

Notwithstanding anything to the contrary in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report, and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

Fees Billed For Services Rendered by KPMG LLP

For the fiscal year ended December 31, 2001, KPMG LLP, our independent auditor, billed the fees set forth below.

Audit Fees		$491,570
Financial Information Systems Design and Implementation Fees		$0
All Other Fees
Audit Related Fees	$185,703
Other Non-Audit Services	$115,539
Subtotal of All Other Fees		$301,242

The Audit Committee of the Board of Directors (the "Audit Committee") has considered whether and concluded that the non-audit services provided by KPMG LLP are compatible with maintaining its independence.

Report of the Audit Committee of the Board of Directors

As of April 11, 2002, the Audit Committee was composed of the following three non-employee directors: Kay R. Whitmore, Ralph W. Hardy, Jr., and Robert W. Felton. The Audit Committee operates under a written charter that was amended by the Board of Directors on April 24, 2002, which is included in this proxy statement as Appendix A. Each member of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of KPMG LLP to be engaged as the Company's independent accountants. KPMG LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held seven meetings in 2001. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, and our independent accountants, KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for 2001 with management and the independent accountants.

The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, KPMG LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from TenFold.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Respectfully submitted,

Kay R. Whitmore
Ralph W. Hardy, Jr.
Robert W. Felton

Report of the Compensation Committee of the Board of Directors

Membership of the Committee

The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of two non-employee directors: Robert W. Felton and Ralph W. Hardy, Jr. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. From time to time the President and Chief Executive Officer, and certain officers of TenFold, attend meetings of the Committee. No officer of TenFold is present during discussions or deliberations regarding his or her own compensation.

Responsibilities of the Committee

Acting on behalf of the Board of Directors, the Committee's responsibilities include the following:

  •
  Determines the compensation of the Chief Executive Officer.
  •
  Reviews and approves senior management compensation plans and stock grants, and establishes performance goals.
  •
  Reviews and approves proposed stock option plan changes.
  •
  Approves compensation and stock grants intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m).
  •
  Reports results of each meeting to the Board of Directors.

Executive Officer Compensation Program

TenFold's executive compensation program is designed to support the achievement of Company performance goals, to ensure that executive officers' objectives are aligned with the success of TenFold, and to provide financial opportunities that will motivate executive officers to achieve outstanding returns for stockholders. Consistent with these goals, executive pay is based on two principles. First, a significant portion of their total cash compensation is at risk and is based on meeting targeted financial objectives established by management under the direction of TenFold's Board of Directors, and is adjusted as appropriate for individual performance. Second, a large portion of executive officers' total compensation is in the form of stock options.

TenFold's compensation program for executive officers is structured to be competitive with executive officers in similar positions of comparable companies within the high technology industry. TenFold has analyzed executive compensation data from a group of comparable companies in our industry on the basis of industry segment and competitive employment market to TenFold.

TenFold's executive level positions, including the President & CEO, are compared to similar positions of the comparable companies and competitive levels are determined for base salary and target bonus incentives. The Compensation Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives of comparable companies in years in which TenFold achieves superior performance, and with compensation below the average of amounts paid to similar executives of comparable companies in years in which TenFold fails to achieve superior performance.

Market practices with respect to stock option grants are also reviewed based on comparable companies. Grants under TenFold's stock plans are designed to further strengthen the linkage between executive compensation and shareholder return, to provide additional incentives to executive officers tied to growth of stock price over time and encourage continued employment with TenFold. Stock option grants are based upon comparable data and individual executive performance. Stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of TenFold's stock on the date of grant.

Annual Base Salary

TenFold believes that base salary is frequently a significant factor in attracting, motivating, and retaining skilled executive officers. Accordingly, the Compensation Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by the other companies it reviews. Four executive officers received a base salary increase in 2001.

Annual Bonus

The Corporate Executive Bonus Plan pays bonuses to executives officers according to their overall success in meeting financial performance goals and their success in accomplishing individual objectives. Each executive officer has an individual bonus target based on their overall responsibility and their ability to impact TenFold's financial performance. Three executive officers received a cash bonus for 2001 and one executive officer received a bonus for 2001 in the form of a stock option grant.

Stock Options

TenFold believes that significant equity participation creates a vital long-term partnership between management and other stockholders. Stock option grants were made to certain of TenFold's executive officers in 2001. To determine the size of the grants, the committee reviewed the executive officers' unvested stock options and overall contribution.

2001 CEO Compensation

Nancy M. Harvey has served as TenFold's President and Chief Executive Officer since January 2001. Her base annual salary in 2001 was $600,000. Ms. Harvey was granted 800,000 shares of TenFold common stock in 2001, which was restricted and subject to repurchase by TenFold until January 1, 2002. In 2001 Ms. Harvey was granted an option to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.35 per share, which vest over a three-year period. Ms. Harvey was contractually entitled to a $400,000 cash bonus for 2001, but she agreed to forego this bonus in lieu of a bonus in the form of a stock option grant of 1,000,000 shares of TenFold's common stock at an exercise price of $0.38 per share. Twenty percent of these options vested on January 1, 2002, and the remaining options vest thereafter in equal quarterly installments over a four-year period.

Ms. Harvey's compensation for 2001 was determined based on the same general policies and criteria as the compensation for TenFold's other executive officers. In evaluating Ms. Harvey's 2001 performance to determine her compensation, the Compensation Committee reviewed the following factors and accomplishments: reduction in the Company's operating expenses, curtailment of unnecessary property leases, settlement of litigation and other legal matters important to the Company's success, maintaining positive relationships with key Company customers, recruiting and hiring of key executive talent, and leadership of the Company in a challenging economic environment.

Qualifying Compensation

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m). In fiscal 2001, the cash compensation of each of TenFold's executive officers was below the $1 million threshold and options granted under TenFold's option plan were designed to meet the requirement of being performance-based under the provisions of Section 162(m). TenFold's policy is, to the extent reasonable and possible, to qualify its executive officers' compensation for deductibility under the applicable tax laws. However, TenFold may from time to time pay compensation to its executive officers that may not be deductible.

Respectfully submitted,

Robert W. Felton
Ralph W. Hardy, Jr.

Employment and Severance Agreements

Effective January 11, 2001, the Company entered into an employment agreement with Nancy M. Harvey, President and Chief Executive Officer, for a term of two years, subject to the right of either party to terminate the agreement with or without cause upon 30 days' prior written notice. The agreement provides for an annual base salary of $600,000, which is subject to review and change by the Company's Board of Directors, the opportunity to earn an annual cash bonus in the discretion of the Company's Board of Directors, and six months of severance pay if Ms. Harvey is terminated without cause. The agreement also provides that, for the term of the agreement and for six months thereafter in the event of an involuntary termination, Ms. Harvey will not compete with the Company or solicit its customers or employees. Pursuant to the agreement, Ms. Harvey was granted 800,000 shares of restricted common stock of the Company. In connection with such grant of restricted stock, the Company loaned Ms. Harvey the principal amount of $140,000, at an annual interest rate of 4.25 percent. This loan matures on October 17, 2002. Ms. Harvey pledged such 800,000 shares of restricted stock as security for this loan. Sixty-five percent of this loan is non-recourse. Effective February 28, 2002, the Company and Ms. Harvey entered into an amendment to her employment agreement under which Ms. Harvey was granted a stock option bonus for 2001 in lieu of a cash bonus. The stock option bonus consisted of an option to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.38 per share. Twenty percent of this option grant vested on January 1, 2002, and the remaining 80% of this option grant vests in 16 equal quarterly installments, beginning on March 31, 2002.

Effective January 11, 2001, the Company and Gary Kennedy entered into a resignation agreement under which Mr. Kennedy resigned as an employee, officer, and director of the Company. Under the resignation agreement, the Company provided Mr. Kennedy the following severance pay and benefits: (i) $250,000 severance pay; (ii) lease and insurance payments on Mr. Kennedy's automobile for the remaining term of the automobile lease; and (iii) payment of Mr. Kennedy's health insurance benefits for six months. The Company also repurchased 226,505 shares of the Company's common stock at a price of $0.01 per share. The agreement includes a non-competition agreement which provides that, for a period of six months after Mr. Kennedy's termination of employment, he will not compete with TenFold or solicit its customers or employees.

Effective May 1, 2001, the Company and Jonathan E. Johnson III, Executive Vice President and Chief Financial Officer, entered into an employment agreement for a term of two years, subject to the right of either party to terminate the agreement with or without cause upon 30 days' prior written notice. The agreement provides for an annual base salary of $205,000, which is subject to review and change by the Company's Chief Executive Officer and Compensation Committee, and the opportunity to earn an annual cash bonus in the discretion of the Company's Chief Executive Officer and Compensation Committee. The agreement provides that the Company shall pay the premiums for a $1,000,000 term life insurance policy for Mr. Johnson, with Mr. Johnson determining the beneficiaries of such life insurance policy, and for a disability insurance policy for the maximum coverage available. In the event that Mr. Johnson is terminated without cause, the Company shall provide Mr. Johnson six months severance pay and pay the premiums on Mr. Johnson's life insurance and disability insurance policies for 12 months. The agreement also provides that, for the term of the agreement and for the period of time he receives severance benefits thereafter in the event of an involuntary termination, Mr. Johnson will not compete with the Company or solicit its customers or employees. Concurrent with Mr. Johnson's promotion to Chief Financial Officer in February 2002, his annual base salary was increased to $225,000.

Effective July 31, 2001, the Company entered into a resignation agreement with Don Jefferis under which Mr. Jefferis resigned as an employee and officer of the Company. Under the agreement, Mr. Jefferis received severance payments totaling $87,500. The agreement accelerated vesting of 50,000 options to purchase the Company's common stock at a strike price of $0.66 per share, which are exercisable until July 31, 2002. The agreement also provided that the Company pay for Mr. Jefferis's health insurance benefits for six months from Mr. Jefferis's resignation and that the Company pay for three months' rent for Mr. Jefferis's office space in Maine. The agreement includes a non-competition agreement which provides that, for a period of six months after Mr. Jefferis's termination of employment, he will not compete with TenFold or solicit its customers or employees.

Effective January 28, 2002, the Company and Sameer Shalaby entered into a separation agreement under which Mr. Shalaby resigned as an employee and officer of the Company. The agreement provided that Mr. Shalaby transfer to the Company 32,000 restricted shares of the Company's common stock and 185,435 unrestricted shares of the Company's common stock in exchange for which the Company forgave $119,589.25 of debt that Mr. Shalaby owed the Company. The agreement consolidated Mr. Shalaby's outstanding indebtedness to the Company under one promissory note with a principal amount of $634,513, which accrues interest at a rate of 2.73% per year. Provided that Mr. Shalaby abides by the terms of the separation agreement, the Company will forgive indebtedness under the promissory note on an incremental basis, with all outstanding indebtedness being forgiven on January 28, 2004. The agreement provides that for 48 months from the date of Mr. Shalaby's resignation, Mr. Shalaby will not become an employee of or consultant for (i) current TenFold customers and various former TenFold customers; (ii) various vendors of the Company, current TenFold customers, and various former TenFold customers; and (iii) various other software consulting companies. The agreement further provides that for 48 months from the date of Mr. Shalaby's resignation, Mr. Shalaby will not compete with TenFold, solicit its customers, or solicit or hire its employees.

Other than as set forth above, none of the Company's Named Executive Officers have an employment agreement, severance agreement, or similar arrangement with the Company.

Executive Compensation

General

The following summary compensation table shows, for the last three fiscal years, compensation information for (a) the individuals who served as our Chief Executive Officer during 2001, (b) the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of 2001, and (c) two executive officers from 2001 who would have been among the four most highly compensated executive officers but for the fact that they were not executive officers at the end of 2001. We refer to all of these officers as the "Named Executive Officers."

Summary Compensation Table

	Annual Compensation			Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Securities Underlying Options (#)	All other Compensation ($) (2)

Nancy M. Harvey President and CEO	2001 2000	589,394 119,792	– –	280,000 –	1,000,000 1,300,000	2,000 600

Jeffrey L. Walker Chairman, Executive Vice President & Chief Technology Officer	2001 2000 1999	477,500 200,000 150,000	– – 136,312	– – –	– – –	900 900 2,000

Adam Slovik Senior Vice President (3)	2001 2000 1999	200,000 200,000 165,000	– – 103,260	– – –	350,000 1,150,000 20,000	50,900 51,439 949

Jonathan E. Johnson III Senior Vice President and General Counsel	2001 2000 1999	192,583 139,833 67,812	25,000 6,050 10,000	– – –	300,000 95,000 10,000	387 302 105

Steven M. Salomon Vice President Sales	2001	167,071	–	–	300,000	–

Gary D. Kennedy Former President & CEO (4)	2001 2000 1999	29,673 500,000 312,167	– – 382,444	– – –	– 1,000,000 –	325,679 47,620 1,920

Donald R. Jefferis Former Senior Vice President, Chief of Staff, & President TenFold Energy, Inc. (5)	2001 2000 1999	190,733 275,000 71,528	41,758 – 150,000	– – –	750,000 300,000 102,000	94,000 46,819 600

Sameer E. Shalaby Former Senior Vice President of Development (6)	2001 2000 1999	200,000 200,000 165,000	– – 103,260	– – –	350,000 1,150,000 20,000	50,000 50,000 –

(1)
As of December 31, 2001, Ms. Harvey held 800,000 shares of restricted stock, valued at $528,000, based on the December 31, 2001, closing price of $0.66. Such shares of restricted stock became unrestricted as of January 1, 2002. TenFold does not expect to pay dividends on such stock. No other Named Executive Officer held restricted stock as of December 31, 2001.
(2)
Represents Company 401k contributions, relocation reimbursements, loan forgiveness, car allowances, and severance payments.
(3)
Mr. Slovik went on an unpaid leave of absence during April 2002.
(4)
Mr. Kennedy left the Company during January 2001.
(5)
Mr. Jefferis left the Company during July 2001.
(6)
Mr. Shalaby left the Company during January 2002.

Option Grants

This table shows stock option grants to the Named Executive Officers during the last fiscal year.

Options granted in 2001

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term (4)

Name	Number of securities underlying options granted (#) (1)	% of total options granted to employees in fiscal year (2)	Exercise or base price ($/share)(3)	Expiration date	5%	10%

Nancy M. Harvey (5)	1,000,000	14.15%	0.35	4/17/2011	220,113	557,810

Jeffrey L. Walker	–	–	–	–	–	–

Adam Slovik	350,000	4.95%	0.80	10/11/2011	176,090	446,248

Jonathan E. Johnson, III	300,000	4.25%	0.41	5/1/2011	77,354	196,030

Steven M. Salomon	300,000	4.25%	0.41	7/9/2011	77,354	196,030

Gary D. Kennedy (6)	–	–	–	–	–	–

Donald R. Jefferis (7)	750,000	10.62%	0.66	7/31/2002	311,303	788,903

Sameer E. Shalaby (8)	350,000	4.95%	0.80	4/29/2002	176,090	446,248

(1)
Options granted in 2001 were made under the 1993 Flexible Stock Incentive Plan, the 1999 Stock Plan, and the 2000 Employee Stock Option Plan. These options:
•
are generally granted as non-qualified stock options;
•
are granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant;
•
generally vest 25% after one year, and 6.25% quarterly thereafter; and
•
expire ten years from the date of grant, unless otherwise earlier terminated in certain events related to termination of employment.
(2)
The percentage of total options granted to the Named Executive Officers was computed by dividing the options granted to the Named Executive Officers shown in the table by 7,065,000, the total number of options to acquire TenFold common stock granted in 2001.
(3)
Options with exercise prices of:
•
$0.35 were granted on April 17, 2001, and vest 250,000 shares on January 11, 2001, and 62,500 shares quarterly beginning March 31, 2001, until fully vested, unless vested earlier as a result of certain change of control vesting provisions.
•
$0.80 were granted on October 11, 2001, and vest 25% after the first anniversary from grant, and 6.25% quarterly thereafter until fully vested.
•
$0.41 were granted on July 19, 2001, and vest 25% on May 1, 2002, and 6.25% quarterly thereafter until fully vested, unless vested earlier as a result of certain change of control vesting provisions.
•
$0.41 were granted on July 19, 2001, and vest 25% on July 9, 2002, and 6.25% quarterly thereafter until fully vested.
•
$0.66 were granted on May 14, 2001, and vest 150,000 shares on December 28, 2001, and 37,500 shares quarterly beginning January 1, 2002, until fully vested; unless vested earlier as a result of certain change of control or market capitalization vesting provisions.
•
$0.80 were granted on October 11, 2001, and vest 25% after the first anniversary from grant, and 6.25% quarterly thereafter until fully vested.

(4)
We are required by the SEC to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company's estimate or projection of the future common stock price. If the Company's common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.
(5)
This option grant is an incentive stock option, vests 250,000 shares on January 11, 2001, and 62,500 shares quarterly beginning March 31, 2001, until fully vested, unless vested earlier as a result of certain change of control vesting provisions.
(6)
Mr. Kennedy left the Company during January 2001.
(7)
Mr. Jefferis left the Company during July 2001. Of the 750,000 options granted during 2001, 700,000 unvested options have been cancelled as a result of Mr. Jefferis leaving the Company, and 50,000 vested options remain exercisable until July 31, 2002.
(8)
Mr. Shalaby left the Company during January 2002. The 350,000 options granted during 2001 have been cancelled as a result of Mr. Shalaby leaving the Company.

Options Exercised

No options were exercised by the Named Executive Officers in 2001. This table shows the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

Aggregate Option Exercises in 2001 and Fiscal Year-end Option Values

			No. of securities underlying unexercised options at fiscal year-end (#)		Value of unexercised in-the-money options at fiscal year-end ($)
	Shares acquired on exercise (#)
		Value realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Nancy M. Harvey	–	–	1,075,000	1,225,000	155,000	155,000

Jeffrey L. Walker	–	–	–	–	–	–

Adam Slovik	–	–	494,000	1,082,000	–	–

Jonathan E. Johnson III	–	–	33,500	371,500	–	75,000

Steven M. Salomon	–	–	–	300,000	–	75,000

Gary D. Kennedy	–	–	–	–	–	–

Donald R. Jefferis	–	–	50,000	–	–	–

Sameer E. Shalaby	–	–	518,000	1,082,000	–	–

Equity Compensation Plan Information

The following table provides the information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of December 31, 2001, including the 1993 Flexible Stock Incentive Plan, the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan, and the 2000 Employee Stock Option Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2001 (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2001 (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	3,755,980 5,321,480	(1) (2)	$4.41 $11.22	1,758,588 3,178,520 1,000,968	(3) (4)

Equity compensation plans not approved by security holders	5,191,951	(5)	$1.14	1,808,049

Total	14,269,411		$5.76	7,746,125

(1)
Issued under the 1993 Flexible Stock Incentive Plan.
(2)
Issued under the 1999 Stock Plan.
(3)
The 1999 Stock Plan includes an evergreen feature, which provides for an automatic annual increase in the number of shares available under the 1999 Stock Plan on the first day of each of the Company's fiscal years beginning in 2003 and 2004 equal to the lesser of 1,000,000 shares, 3% of the outstanding common stock on the last day of the immediately preceding fiscal year, or a lesser number of shares as the Board of Directors shall determine.
(4)
Shares available at December 31, 2001, under the 1999 Employee Stock Purchase Plan. The Employee Stock Purchase Plan, designed to comply with Internal Revenue Code Section 423, includes an evergreen feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of the Company's fiscal years beginning in 2003 and 2004 equal to the lesser of 300,000 shares, three-quarters of one percent (0.75%) of the outstanding common stock on the last day of the immediately preceding fiscal year, or a lesser number of shares as the Board of Directors shall determine.
(5)
Issued under the 2000 Employee Stock Option Plan. See the description below of the 2000 Employee Stock Option Plan.

2000 Employee Stock Option Plan. The Company's 2000 Employee Stock Option Plan was adopted by the Board of Directors in December 2000. A total of 7,000,000 shares of common stock have been reserved for issuance under the 2000 Stock Option Plan. The 2000 Stock Option Plan provides for the granting of nonstatutory options to purchase shares of the Company's common stock to employees, excluding officers and members of our Board of Directors. Nonstatutory options do not qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The 2000 Employee Stock Option Plan is administered by the Board of Directors. The plan administrator determines the terms of options granted under the 2000 Stock Option Plan, including the number of shares subject to an option, the exercise price, the term and exercisability of options, and any vesting or other restrictions that apply to awards. The 2000 Stock Option Plan allows the Company to issue options with an exercise price equal to any price determined appropriate by the administrator. To date, all options issued under the 2000 Stock Option Plan have had exercise prices equal to the fair market value of the common stock on the date the option was granted. The plan allows for payment of the exercise price with cash, check, promissory note, or other shares of Tenfold common stock, through a brokered cashless exercise program, or with any other form of consideration permitted by the administrator.

Options issued under the 2000 Stock Option Plan generally vest over a four-year period and expire ten years from the date of grant. However, in December 2000, the Company granted 6,225,800 options under the 2000 Stock Option Plan that vested over a three-year period. 3,716,442 of these options have been cancelled so that 2,509,358 of these options remain outstanding.

The 2000 Stock Option Plan provides for automatic adjustment of shares remaining available for issuance as well as adjustment of outstanding awards in the event of any stock split, stock dividend, or similar change in our capital structure. In the event Tenfold were to be acquired by a third-party acquiror, we would expect that outstanding options would be assumed by our acquiror so that they would convert into awards to purchase acquiror stock (adjusted to reflect the terms of the transaction). If our acquiror did not agree to assume outstanding awards, then the vesting of such awards would accelerate in full prior to the closing of the acquisition and unexercised awards would terminate upon the closing. Unless terminated earlier, the 2000 Stock Plan will terminate in December 2010.

Certain Transactions

Effective March 15, 2001, Michele McGovern entered into an agreement under which Ms. McGovern resigned from all positions held with the Company and its subsidiaries. Ms. McGovern is the former President of Argenesis Corporation, which was a wholly-owned subsidiary of the Company. Pursuant to the agreement, the Company made severance payments to Ms. McGovern totaling $167,833, which were paid in equal bi-monthly installments until December 31, 2001, and which includes payments for employee benefits through December 31, 2001.

Effective May 1, 2001, the Company and Bernard C. Mazon entered into an agreement pursuant to which (i) Mr. Mazon resigned from all positions held with the Company and TenFold Insurance, Inc., and (ii) the Company engaged Mr. Mazon as an independent contractor and agreed to pay him a total of $100,000 (payable in 12 equal installments over the next 6 months) to perform consulting services relating to matters arising during or related to his employment with the Company or TenFold Insurance, Inc., for the duration of any governmental investigation, litigation, regulatory, or other proceeding involving the Company or TenFold Insurance, Inc. Mr. Mazon is the former President of TenFold Insurance, Inc., which was a wholly-owned subsidiary of the Company, and a former Senior Vice President of the Company. The agreement required Mr. Mazon to transfer to the Company 200,000 shares of common stock of TenFold Insurance, Inc., which he purchased pursuant to a Restricted Stock Purchase Agreement dated February 18, 2000, in exchange for the Company agreeing to cause TenFold Insurance, Inc., to reduce the aggregate amount owed by Mr. Mazon under a Promissory Note dated February 18, 2000, from the principal amount of $960,000, plus accrued interest to $1,000 (and no accrued interest).

Effective May 15, 2001, the Company and Martin F. Petersen entered into a resignation agreement under which Mr. Petersen resigned as an employee and officer of the Company. Mr. Petersen is the former Chief Financial Officer of the Company. Pursuant to the agreement, the Company made severance payments to Mr. Petersen totaling $125,003, which were paid in equal bi-monthly installments until December 31, 2001, and paid Mr. Petersen's health insurance benefits until December 31, 2001. The agreement includes a non-competition agreement which provided that Mr. Petersen would not compete with TenFold or solicit its customers or employees until December 31, 2001.

On May 17, 2001, the Company loaned Nancy Harvey, President and Chief Executive Officer, $140,000 at the rate of 4.25 percent per year in connection with an election filed by Ms. Harvey under Internal Revenue Code Section 83(b) with respect to 800,000 restricted shares of the Company's common stock that was granted to Ms. Harvey pursuant to her employment agreement. As of March 31, 2002, Ms. Harvey owed the Company $144,483 under this loan. See "Employment and Severance Agreements" for more information.

Effective August 7, 2001, the Company and Michelle Moratti, Senior Vice President of Operations, entered into an employment agreement under which the Company agreed to deposit $100,000 in a separate Company bank account. In the event that the Company becomes insolvent, files for protection from its creditors under bankruptcy laws, the Company is dissolved or liquidated, or a similar adverse financial event occurs with respect to the Company, Ms. Moratti shall be paid such deposited funds, which shall be deemed a signing bonus. Ms. Moratti's right to receive such deposited funds expires if one of the foregoing adverse financial events does not occur with respect to the Company by August 21, 2002.

On December 31, 2001, the Company renewed four loans to Adam Slovik, Senior Vice President of Applications Development, for the principal amounts of $140,744, $81,893, $80,235, and $56,787, respectively, at an annual interest rate of 2.48 percent for each loan. These loans mature on December 31, 2002. The first loan replaced a loan dated February 2, 1998, for the principal amount of $119,918, under which accrued, unpaid interest totaled $20,825. The second loan replaced a loan dated August 25, 2000, for the principal amount of $75,405, under which accrued and unpaid interest totaled $11,370. The third loan replaced a loan dated February 2, 1998, for the principal amount of $68,362, under which accrued and unpaid interest totaled $11,872. The fourth loan replaced a loan dated April 13, 1999, for the principal amount of $50,000, under which accrued and unpaid interest totaled $6,787. Mr. Slovik pledged 270,000 shares of the Company's common stock as security for these four loans. In addition, on September 7, 1999, the Company loaned Mr. Slovik $500,000 at the rate of 5.98 percent per year, with a maturity date of September 7, 2008. For each of the first five years that Mr. Slovik remains an employee of the Company during the term of this loan, the Company will forgive $50,000 of indebtedness. Mr. Slovik pledged 40,000 shares of the Company's common stock as security for this loan. The Company at its option may accelerate payment of these five loans if Mr. Slovik's employment with the Company is terminated for any reason. The total amount of indebtedness owed by Mr. Slovik to the Company as of March 31, 2002, is $835,950. Mr. Slovik is currently on an unpaid leave of absence.

On January 28, 2002, the Company consolidated five previous loans made to Sameer Shalaby, former Senior Vice President of Development, into one promissory note (the "Consolidated Promissory Note") for the principal amount of $634,513, which bears interest at the rate of 2.73 percent per year. As of January 28, 2002, Mr. Shalaby owed the Company $754,103 under the five previous loans. However, the Company forgave $119,589 of such indebtedness in exchange for Mr. Shalaby's transfer to the Company of 217,435 shares of the Company's common stock. The maturity date of the Consolidated Promissory Note is January 28, 2004. However, so long as Mr. Shalaby is in compliance with the separation agreement between Mr. Shalaby and the Company, the Company will forgive (i) $50,000 of principal and interest owed under the Consolidated Promissory Note on the last day of each calendar quarter through December 31, 2003, and (ii) the remaining balance of principal and interest due under the Consolidated Promissory Note on January 28,2004. See "Employment and Severance Agreements" for more information. As of March 31, 2002, the total amount owing under the Consolidated Promissory Note is $562,402, subject to the forgiveness terms set forth above.

On December 31, 2001, Wynn Clayton, Chief Accounting Officer and Controller, and the Company entered into a retention bonus letter agreement under which the Company paid Mr. Clayton a one-time, lump sum retention bonus of $100,000, reduced by applicable withholdings. Mr. Clayton agreed to repay the retention bonus in the event that (i) he voluntarily terminated his employment with the Company prior to May 1, 2002, (ii) his employment with the Company is terminated for cause prior to May 1, 2002, or (iii) he fails to give the Company one month's notice before terminating his employment with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires TenFold's directors, executive officers, and persons who own more than 10% of TenFold's common stock ("reporting persons") to file with the SEC initial reports of ownership and changes in ownership of TenFold's common stock. These reporting persons are required by SEC regulations to furnish TenFold with copies of all Section 16(a) reports they file. To TenFold's knowledge, based solely on its review of the copies of such reports received and written representations from certain reporting persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2001, all reporting persons complied with all applicable filing requirements with the following exception: pursuant to a resignation agreement between the Company and Mr. Kennedy, dated effective as of January 11, 2001, the Company repurchased from Mr. Kennedy 226,505 shares of the Company's common stock. The Company has not received a Form 4 from Mr. Kennedy for this transaction and therefore has reason to believe that Mr. Kennedy has not filed with the SEC a Form 4 for this transaction. In addition, it came to the Company's attention that Jeffrey L. Walker and the Walker Children's Trust (a trust benefitting certain family members of Mr. Walker) each inadvertently failed to file a Form 4 reporting the transfer of 100,000 shares of the Company's common stock (or a total of 200,000 shares) to an exchange fund in May 2000. Form 4s reporting these transactions have since been filed.

Stockholder Proposals for the 2003 Annual Meeting

Proposals of stockholders intended to be included in the Company's proxy statement for the 2003 Annual Meeting of Stockholders must be received by TenFold Corporation, Attention: Corporate Secretary at 698 West 10000 South, South Jordan, Utah 84095, no later than January 10, 2003. If the Company is not notified of a stockholder proposal by March 26, 2003, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

Requests for Form 10-K

TenFold will mail to any stockholder without charge, upon written request, a copy of its annual report on Form 10-K for the year ended December 31, 2001, including the financial statements, financial statement schedules, and a list of exhibits. You should send your request to the attention of Investor Relations at the Company's headquarters located at 698 West 10000 South, South Jordan, Utah 84095.

Other Matters

TenFold is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the Meeting, proxies in the enclosed form will be voted by the proxy holders on such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Corporate Secretary

May 10, 2002
Draper, Utah

Appendix A

Audit Committee Policy

Our Audit Committee reviews and reports to our Board of Directors on management's establishment and enforcement of financial policies, Company financial performance and plans, and selection and performance of the Company's independent auditors.

Goals

We designed our Audit Committee Policy to provide:

  •
  Independent oversight – We use a committee of non-employee Directors to provide an independent review of management's financial responsibilities.

  •
  Board assistance – We use a committee of Directors experienced with financial matters to assist the Board in fulfilling its responsibilities.

TenFold Culture

We designed our Audit Committee Policy to reinforce these company values:

  •
  Integrity – Our Audit Committee reviews our financial policies and audit plans and results to help ensure the integrity of our financial reporting.

  •
  Long-term strategy – Our Audit Committee helps ensure TenFold's predictable and profitable long-term growth by providing oversight and counsel on Company financial plans, and policies for managing its assets.

Responsibilities

  Audit Committee

    •
    Provides a forum for communication among the independent auditors, the Audit Committee and Board of Directors, and management.
    •
    Meets regularly with management and the Company's independent auditors.
    •
    Reviews Company financial performance and plans.
    •
    Reviews management's establishment and enforcement of financial policies, including financial reporting policies and internal controls.
    •
    Reviews the independence and performance of the Company's independent auditors.
    •
    Approves the selection of the Company's independent auditors.
    •
    Reviews the adequacy of this policy at least annually, and makes revisions as necessary. Publishes this policy in required periodic SEC filings.
    •
    Reports results of each meeting to the Board of Directors.

  Chief Financial Officer

    •
    Organizes Audit Committee meetings.
    •
    Responds to Audit Committee questions regarding financial performance and plans, and financial policies.

    •
    Explains to the Audit Committee changes in accounting standards published by the Financial Accounting Standards Board, Securities and Exchange Commission, or other organizations, that may affect the Company's financial statements.
    •
    Recommends selection of independent auditors.
    •
    Prepares minutes of Audit Committee meetings.

  Independent Auditors

    •
    Discuss with the Audit Committee plans for and results of quarterly reviews and annual audits with Audit Committee.
    •
    Confirm to the Audit Committee their independence from TenFold.
    •
    Discuss with the Audit Committee any items required to be communicated to the Audit Committee by independent auditors in accordance with the AICPA's SAS #61 or other authoritative auditing requirements.

Conducting Audit Committee meetings

The Board of Directors select for the Audit Committee three Directors who meet the independence requirements of the Nasdaq and who possess a basic understanding of finance and accounting and are able to read and understand fundamental financial statements. At least one of these Directors must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee meets regularly and may call special meetings as needed.

The Audit Committee may meet privately at its discretion with the Company's independent auditors. They may also meet privately with management. The Audit Committee may contact any of the Company's management, staff, general counsel, and outside counsel and other advisors as it deems appropriate.

The Audit Committee reports its activities to the Board of Directors at the next Board meeting.

Reviewing financial statements and plans

The Audit Committee reviews the Company's quarterly and annual financial statements, and financial plans. The Audit Committee discusses with management and the independent auditors any significant changes to the Company's financial policies and any items required to be communicated to the Audit Committee by independent auditors in accordance with the AICPA's SAS #61 or other authoritative auditing requirements.

Reviewing financial policies

The Audit Committee reviews management's program for establishing and enforcing Company financial policies, including for example, policies for determining accounting accruals and reserves, committing to spending, and investing Company funds.

Reviewing and selecting independent auditors

The Audit Committee reviews the independent auditors' annual audit plans and the results of their audit.

The Audit Committee reviews the performance of the independent auditors, including management's opinion of performance, proposed audit fees, and the independent auditor's experience, skills, and reputation.

The Audit Committee obtains a written statement from the auditors, at least annually, describing all relationships between the auditors and the Company, consistent with the requirements of Independence Standards Board Standard #1. The Audit Committee reviews and discusses these relationships with the auditors and takes, or recommends that the Board take, appropriate action to oversee the independence of the auditors.

The Chief Financial Officer recommends the selection of the independent auditors for the Audit Committee's review and approval. The independent auditors are accountable to the Audit Committee and Board of Directors. The Audit Committee and the Board of Directors, as representatives of the Company's stockholders, have the authority and responsibility to select, evaluate, and where appropriate replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in a proxy statement).

Questions

Address questions about this policy to our Chief Financial Officer.

Appendix B

TENFOLD CORPORATION 1999 STOCK PLAN

1.    Purposes of the Plan.    The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business. Options granted under the Plan may be either Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Stock Purchase Rights may also be granted under the Plan.

2.    Definitions.    As used herein, the following definitions shall apply:

        (a)  "Administrator" means the Board or its Committee appointed pursuant to Section 4 of the Plan.

        (b)  "Affiliate" means an entity other than a Subsidiary (as defined below) in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.

        (c)    "Applicable Laws" means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

        (d)  "Board" means the Board of Directors of the Company.

        (e)  "Change of Control" means a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended.

        (g)  "Committee" means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

        (h)  "Common Stock" means the Common Stock of the Company.

        (i)    "Company" means TenFold Corporation, a Delaware corporation.

        (j)    "Consultant" means any person, including an advisor, who renders services to the Company or any Parent, Subsidiary or Affiliate and is compensated for such services, and any Director of the Company whether compensated for such services or not.

        (k)  "Continuous Service Status" means the absence of any interruption or termination of service as an Employee or Consultant to the Company or a Parent, Subsidiary or Affiliate. Continuous Service Status shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parent(s), Subsidiaries, Affiliates or their respective successors. Unless otherwise determined by the Administrator or the Company, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of Continuous Service Status.

        (l)    "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

        (m)  "Director" means a member of the Board.

        (n)  "Employee" means any person (including, if appropriate, any Named Executive, Officer or Director) employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

        (o)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (p)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange on the date of determination (or if no trading or bids occurred on the date of determination, on the last trading day prior to the date of determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii)  If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the date of determination (or if no bids occurred on the date of determination, on the last trading day prior to the date of determination); or

          (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

        (q)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

        (r)    "Named Executive" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

        (s)    "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

        (t)    "Officer" means a person who is an officer of the Company within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

        (u)  "Option" means a stock option granted pursuant to the Plan.

        (v)  "Option Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

        (w)  "Option Exchange Program" means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price.

        (x)  "Optioned Stock" means the Common Stock subject to an Option.

        (y)  "Optionee" means an Employee or Consultant who receives an Option.

        (z)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (aa)  "Participant" means any holder of one or more Options or Stock Purchase Rights, or the Shares issuable or issued upon exercise of such awards, under the Plan.

      (bb)  "Plan" means this 1999 Stock Plan.

        (cc)  "Reporting Person" means an Officer, Director or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 of the Exchange Act, who is required to file reports pursuant to Rule 16a-3 of the Exchange Act.

      (dd)  "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

      (ee)  "Restricted Stock Purchase Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

        (ff)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

      (gg)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

      (hh)  "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

        (ii)  "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 below.

        (jj)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      (kk)  "Ten Percent Holder" means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of shares that may be sold under the Plan is 6,500,000 Shares of Common Stock, plus an annual increase on the first day of each of the Company's fiscal years beginning in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of (i) 1,000,000 Shares, (ii) three percent (3%) of the Shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of Shares as the Board shall determine. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option or Stock Purchase Right in order to satisfy the exercise or purchase price for such Option or Stock Purchase Right or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may have shall not be available for future grant under the Plan.

4.    Administration of the Plan.

        (a)    General.    The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers (who may (but need not) be Officers) to grant Options or Stock Purchase Rights to Employees and Consultants.

        (b)    Administration with respect to Reporting Persons.    With respect to Options granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Options to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.

        (c)    Committee Composition.    If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3 and Section 162(m) of the Code.

        (d)    Powers of the Administrator.    Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i)  to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan;

          (ii)  to select the Employees and Consultants to whom Options and Stock Purchase Rights or any combination thereof may from time to time be granted;

          (iii)  to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted;

          (iv)  to determine the number of Shares of Common Stock to be covered by each such award granted;

          (v)  to approve forms of agreement for use under the Plan;

          (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right or Restricted Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

        (vii)  to determine whether and under what circumstances an Option may be settled in cash under Section 10(f) instead of Common Stock;

        (viii)  to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted and to make any other amendments or adjustments to any Option that the Administrator determines, in its discretion and under the authority granted to it under the Plan, to be necessary or advisable, provided however that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

          (ix)  to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights;

          (x)  to initiate an Option Exchange Program;

          (xi)  to construe and interpret the terms of the Plan and awards granted under the Plan; and

        (xii)  in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

        (e)    Effect of Administrator's Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

5.    Eligibility.

        (a)    Recipients of Grants.    Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided however that Employees of Affiliates shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option or Stock Option Right may, if he or she is otherwise eligible, be granted additional Options or Stock Purchase Rights.

        (b)    Type of Option.    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date of grant of such Option.

        (c)    No Employment Rights.    The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.    Term of Plan.    The Plan shall become effective upon the effective date of the registration statement on Form S-1 for the initial public offering of the Common Stock. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

7.    Term of Option.    The term of each Option shall be the term stated in the Option Agreement; provided however that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of such Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.    Limitation on Grants to Employees.    Subject to adjustment as provided in Section 14 below, the maximum number of Shares which may be subject to Options and Stock Purchase Rights granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,000,000.

9.    Option Exercise Price and Consideration.

        (a)    Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

            (i)  In the case of an Incentive Stock Option

            (A)  granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

            (B)  granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii)  In the case of a Nonstatutory Stock Option

            (A)  granted to a person who, at the time of the grant of such Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code; or

            (B)  granted to any person other than a Named Executive, the per Share exercise price shall be such price as is determined by the Administrator.

          (iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

        (b)    Permissible Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) delivery of Optionee's promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 153 of the Delaware General Corporation Law); (4) cancellation of indebtedness; (5) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid a charge to the Company's earnings) or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised; (7) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and prompt delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable withholding taxes; (8) any combination of the foregoing methods of payment; or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may refuse to accept a particular form of consideration at the time of any Option exercise if, in its sole discretion, acceptance of such form of consideration is not in the best interests of the Company at such time.

10.    Exercise of Option.

        (a)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan, and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided however that in the absence of such determination, vesting of Options shall be tolled during any such leave.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b)    Termination of Status as an Employee or Consultant.    In the event of termination of an Optionee's Continuous Service Status, such Optionee may, but only within three (3) months (or such other period of time, not less than thirty (30) days, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. Unless otherwise determined by the Administrator or the Company, no termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

        (c)    Disability of Optionee.    Notwithstanding Section 10(b) above, in the event of termination of an Optionee's Continuous Service Status as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), such Optionee may, but only within twelve (12) months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

        (d)    Death of Optionee.    In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within 30 days following termination of the Optionee's Continuous Service Status, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement) by such Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of the Optionee's Continuous Service Status. To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

        (e)    Extension of Exercise Period.    The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee's Continuous Service Status from the periods set forth in Sections 10(b), 10(c) and 10(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

        (f)    Buy-Out Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

11.    Stock Purchase Rights.

        (a)    Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b)    Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

        (c)    Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

        (d)    Rights as a Stockholder.    Once a Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12.    Taxes.

        (a)  As a condition of the exercise of an Option or Stock Purchase Right granted under the Plan, the Participant (or in the case of the Participant's death, the person exercising the Option or Stock Purchase Right) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of Option or Stock Purchase Right and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

        (b)  In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right.

        (c)    In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, applicable to the exercise. For purposes of this Section, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").

        (d)  If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, applicable to the exercise.

        (e)  Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.

        (f)    In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

13.    Non-Transferability of Options and Stock Purchase Rights.    Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution; provided however that the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Option Agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option or Stock Purchase Right may be exercised, during the lifetime of the holder of Option or Stock Purchase Right, only by such holder or a transferee permitted by this Section 13.

14.    Adjustments Upon Changes in Capitalization, Corporate Transactions and Certain Other Transactions.

        (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, the number of Shares set forth in Sections 3(a)(i) and 8 above, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per Share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock (including any change in the number of Shares of Common Stock effected in connection with a change of domicile of the Company), or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option or Stock Purchase Right.

        (b)    Dissolution or Liquidation.    In the event of the dissolution or liquidation of the Company, each outstanding Option or Stock Purchase Right shall terminate immediately prior to the consummation of the transaction, unless otherwise provided by the Administrator.

        (c)    Corporate Transactions; Change of Control.    In the event of a Corporate Transaction, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of such successor corporation (such entity, the "Successor Corporation"), unless the Successor Corporation does not agree to such assumption or substitution, in which case such Options and Stock Purchase Rights shall terminate upon consummation of the transaction. Notwithstanding the preceding sentence, in the event of a Change of Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by the Successor Corporation, unless the Successor Corporation does not agree to such assumption or substitution, in which case the vesting of each Option shall accelerate and the Options shall become exercisable in full (including with respect to Shares as to which an Option would not otherwise be vested and exercisable), and any repurchase right in favor of the Company with respect to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse in full, prior to consummation of the transaction at such time and on such conditions as the Administrator shall determine. To the extent an Option or Stock Purchase Right is not exercised prior to consummation of a Change of Control in which the vesting of Options or the lapse of repurchase rights is being accelerated, such Option or Stock Purchase Right shall terminate upon such consummation and the Administrator shall notify the Optionee or holder of the Stock Purchase Right of such fact at least five (5) days prior to the date on which the Option or Stock Purchase Right terminates.

        For purposes of this Section 14(c), an Option or a Stock Purchase Right shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction or a Change of Control, as the case may be, each holder of an Option or Stock Purchase Right would be entitled to receive upon exercise of the Option or Stock Purchase Right the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option or the Stock Purchase Right at such time (after giving effect to any adjustments in the number of Shares covered by the Option or Stock Purchase Right as provided for in this Section 14); provided however that if the consideration received in the transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the Option or Stock Purchase Right to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

        (d)    Certain Distributions.    In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

15.    Time of Granting Options and Stock Purchase Rights.    The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator; provided however that in the case of an Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16.    Amendment and Termination of the Plan.

        (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend, discontinue or terminate the Plan, but no amendment, alteration, suspension, discontinuance or termination (other than an adjustment made pursuant to Section 14 above) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights under any outstanding grant, without his or her consent.

        (b)    Effect of Amendment or Termination.    No amendment or termination of the Plan shall materially and adversely affect Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Purchase Rights and the Administrator, which agreement must be in writing and signed by such Optionee or holder and the Company.

17.    Conditions Upon Issuance of Shares.    Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

18.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.    Agreements.    Options and Stock Purchase Rights shall be evidenced by Option Agreements and Restricted Stock Purchase Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.

20.    Stockholder Approval.    If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

TenFold Corporation

Proxy solicited by the Board of Directors of TenFold Corporation for the
Annual Meeting of Stockholders to be held on June 19, 2002

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of TenFold Corporation and Proxy Statement, each dated May 10, 2002, and hereby appoints Nancy M. Harvey and Jonathan E. Johnson III or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of TenFold Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of TenFold Corporation to be held on Wednesday, June 19, 2002, at 10:30 a.m. local time at the Marriott Courtyard Hotel located at 10701 South Holiday Park Drive, Sandy, Utah 84070 (and at any and all postponements, continuations, and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on other side)

FOLD AND DETACH HERE

Please mark ☒ your vote as indicated

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To elect three directors to hold office until the 2004 Annual Meeting of Stockholders.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: Nancy M. Harvey, Robert W. Felton, Ralph W. Hardy, Jr.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection of KPMG LLP as TenFold Corporation's independent auditors for its fiscal year ending December 31, 2002.

          ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3: To approve the 1999 Stock Plan.

          ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

DATED	, 2002

        SIGNATURE(S)

        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.